Exhibit 99.1

Rosetta Stone Inc. Reports First Quarter 2014 Results

70% Growth in Enterprise and Education Business Reflects Continued Momentum in the Company’s Transformation

ARLINGTON, VA — May 7, 2014 — Rosetta Stone Inc. (NYSE:RST), a leading provider of technology-based language-learning, reading and brain fitness solutions, today announced financial results for the first quarter of 2014.

•                  Company demonstrates continued progress and growth in Enterprise & Education (“E&E”) business with 70% bookings growth

•                  Results from acquisitions on track and meeting or exceeding plans

•                  Consumer business trending similar to last year but beginning to leverage marketing capabilities, including acceleration of Fit Brains results

•                  Excluding the shuttered North American Kiosk channel, total bookings of $61.2 million grew 6%, while total revenue was down 1% to $60.8 million

•                  Adjusted EBITDA of ($6.7) million versus guidance of ($8-$10) million

•                  Confirms full year 2014 guidance

“The first quarter further demonstrated that we are making solid progress in transforming Rosetta Stone,” said Steve Swad, President and Chief Executive Officer of Rosetta Stone.  Swad continued, “The expanded product portfolio from acquisitions and new development helped generate solid 70% bookings growth in our E&E segment.  I was particularly encouraged by the immediate contribution from sales of the Tell Me More product and strong growth from Lexia Learning.  Our Consumer business continued to reflect the effects of varying channel performance with the web channel continuing to drive positive results but retail creating significant drag on overall results.  The addition of Fit Brains to the Rosetta Stone portfolio and our ability to accelerate their performance was evidence that we can leverage our marketing platform and cross-sell to our growing user base, now over 9 million.”

First Quarter 2014 Operational and Financial Highlights

Bookings: Total consolidated bookings, excluding the shuttered North American Kiosk channel, increased 6% to $61.2 million from $57.8 million in the year-ago period. North American Consumer segment (“NA Consumer”) bookings excluding Kiosk decreased 7% to $36.1 million from $38.8 million, primarily reflecting a $4.0 million or 47% decrease in retail channel bookings.  Bookings from the direct-to-consumer (“DTC”)

channel were flat, while bookings from Fit Brains added an incremental $1.4 million to NA Consumer.  Rest of World (“ROW”) Consumer segment bookings declined 18%, primarily reflecting decreases in Asia as the company downsized these markets in the first quarter, partially offset by $0.3 million of incremental bookings from third-party partner sales.  Bookings in the Global Enterprise & Education (“E&E”) segment increased 70% compared with a year-ago.  Bookings from E&E Language decreased 4% on a pro forma basis while bookings from Lexia increased 35% on a pro forma basis compared with the first quarter of 2013.

US$ thousands

	Three Months Ended
	March 31,
	2014	2013	% change
Bookings from:
N.A. Consumer ex Kiosk	$36,141	$38,758	-7%
Rest of World Consumer	6,817	8,310	-18%
Global Enterprise and Education	18,282	10,758	70%
Total ex N.A. Kiosk	$61,240	$57,826	6%
Total	$61,240	$60,371	1%

Revenue: Total revenue excluding the shuttered North American Kiosk channel decreased 1% year-over-year to $60.8 million from $61.4 million.  NA Consumer revenue excluding Kiosk decreased 7%, primarily reflecting weakness in the retail channel, which declined 37%, and a 1% decrease in DTC.  Fit Brains contributed $0.2 million during the quarter.  ROW Consumer revenue decreased 22% due mainly to decreases in Japan and Korea.  E&E revenue grew 28% in the first quarter compared with a year ago.

US$ thousands

	Three Months Ended
	March 31,
	2014	2013	% change
Revenue from:
N.A. Consumer ex Kiosk	$36,214	$38,859	-7%
Rest of World Consumer	6,669	8,570	-22%
Global Enterprise and Education	17,882	13,969	28%
Total ex N.A. Kiosk	$60,765	$61,397	-1%
Total	$60,765	$63,924	-5%

•                  Adjusted EBITDA: Adjusted EBITDA in the first quarter was negative $6.7 million vs. negative $1.1 million a year ago.  The decrease in the quarter is mainly due to the $4.0 million decrease in retail bookings and the inclusion of the results from acquisitions this quarter, which operated at a seasonal loss in the first quarter.  These decreases were partially offset by contribution from higher bookings from acquisitions and benefits from restructurings in Japan and Korea in the ROW Consumer segment.  In connection with the downsizing of its operations in Asia in the first quarter, the company recorded a $2.2 million non-cash goodwill impairment charge for the ROW Consumer segment, which is excluded from Adjusted EBITDA.

•                  Balance Sheet and Cash Flow: Cash at the end of the quarter was $56.0 million compared with $98.8 million at 12/31/13.  The decrease in cash was mainly due to the acquisition of Tell Me More S.A. of $28.0MM, the negative Adjusted EBITDA in the quarter and other one-time cash expenses for restructurings, severance and acquisition transaction and integration expenses.  Deferred revenue increased $2.7 million in the quarter to $81.5 million compared with $78.9 at 12/31/13.  Free cash flow in the first quarter was negative $15.0 million compared with negative $8.2 million a year ago.  The decline in free cash flow reflects the lower Adjusted EBITDA, higher one-time items of $4.1 million vs. $0.8 million a year ago and a decrease in working capital, which was partially offset by a decrease in capital expenditures to $1.4 million in the first quarter compared with $2.5 million a year ago.

Guidance

The company is maintaining its guidance for the full year 2014 as follows:

FY 2014 Guidance

	Amount/Range	Commentary
Consolidated Bookings	$315MM to $325MM	Mid-single digit % growth

Adjusted EBITDA	$18MM to $22MM	~5% margin

Shares outstanding	~22MM

Capital Expenditures	$10MM to $14MM	Acquisition Integrations

Long-term effective tax rate	39%

Non-GAAP Financial Measures

This press release contains several non-GAAP financial measures.

•                  Bookings represent executed sales contracts received by the Company that are either recorded immediately as revenue or as deferred revenue.

•                  Adjusted EBITDA is GAAP net income/(loss) plus interest income and expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expense, goodwill impairment plus the change in deferred revenue (excluding acquired deferred revenue) less the change in deferred commissions.  In addition, Adjusted EBITDA excludes any items related to the litigation with Google Inc., restructuring and related wind down costs, severance costs and transaction and other costs associated with mergers and acquisitions as well as all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets. Adjusted EBITDA for prior periods has been revised to conform to current definition.

•                  Free cash flow is cash flow from operations less cash used in purchases of property and equipment.

Management believes that these non-GAAP measures of financial results provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes.  These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s board of directors.  Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software and education-technology companies, many of which present similar non-GAAP financial measures to investors.

Management typically excludes the amounts described below when evaluating the Company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company’s operating performance, due to the following factors:

•                  Amortization of Acquired Intangibles. Amortization costs and the related tax effects are fixed at the time of an acquisition, and then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

•                  Stock-based Compensation. Although stock-based compensation is an important aspect of compensation of the Company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.  In addition, the impact of shares granted under these plans is considered in the Company’s EPS calculation to the extent the shares are dilutive.

•                  Bookings. Although revenue is an important aspect of measuring Company performance, the Company believes total sales bookings can be a valuable indicator of the Company’s performance.  The Company is transitioning to a greater amount of subscription sales, which results in an increasing portion of sales being recorded as deferred revenue.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.  The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements.  In addition, they are subject to inherent limitations, because they reflect the exercise of judgments by management about which expenses and items of income are excluded from these non-GAAP financial measures and may not be calculated in the same manner as other companies’ similarly titled non-GAAP measures.

In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results.  The company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included at the end of this release.

Earnings Results Webcast

This news release and the accompanying tables should be read in conjunction with the additional content that is available on the company’s website.

In conjunction with this announcement, Rosetta Stone will host an Earnings Results webcast today at 4:30pm eastern time (ET) during which time there will be a discussion of the results and the company’s business outlook.

The webcast will be available live on the Investor Relations page of the company’s website at http://investors.rosettastone.com.

A recorded replay of the webcast will be available on the “Investor Relations” page of the company’s web site http://investors.rosettastone.com after the live discussion.

About Rosetta Stone

Rosetta Stone Inc. (NYSE: RST) is dedicated to changing the way the world learns. The company’s innovative technology-driven language and reading solutions are used by thousands of schools, businesses, government organizations and millions of individuals around the world. Founded in 1992, Rosetta Stone pioneered the use of interactive software to accelerate language learning. Today the company offers courses in 30 languages, from the most commonly spoken (such as English, Spanish and Mandarin) to the less prominent (including Swahili, Swedish and Tagalog). In 2013, Rosetta Stone expanded beyond language and deeper into education-technology with its acquisitions of Livemocha, Lexia Learning, Vivity Labs, and Tell Me More. Rosetta Stone is based in Arlington, VA, and has offices around the world.

Cautionary Statement Regarding Forward-Looking Statements

Certain information contained in this presentation and certain comments today constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions.  A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including demand for our language learning solutions; the advantages of our products, services, technology, brand and business model as compared to others; our strategic focus; our ability to maintain effective internal controls or to remediate material weaknesses; our cash needs and expectations regarding cash flow from operations; our product development plans; our international operations and growth plans; our plans regarding our kiosks and retail relationships; our plans regarding our Enterprise and Education business; the impact of any revisions to our pricing strategy; our ability to manage and grow our business and execute our business strategy; our financial performance; our actions to realign our cost structure and revitalizing our go-to-market strategy; our plans to transition our distribution to more online in the consumer business; our ability to expand our product offerings beyond our core adult-focused language learning solutions, including the launch of Kids reading and brain fitness; our ability to introduce successfully Lexia’s Core5 reading product to the consumer market; our ability to expand our offerings to more devices and apps, our ability to identify and successfully close and integrate additional acquisition targets; our plans with respect to and our ability to successfully integrate Lexia, Livemocha, Tell Me More and Vivity into our business; adverse trends in general economic conditions and the other factors including the “Risk Factors” more fully described in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including the Company’s annual report on Form 10-K for the year period ended December 31, 2013, which is on file with the SEC. We encourage you to review those factors before making any investment decision. You should not place undue reliance on forward-looking statements because they involve factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Today’s presentation and discussion also contains references to non-GAAP financial measures.  The full definition and reconciliation of those measures is available in our Form 8-K filed with the SEC on May 7, 2014.  Management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes.  Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends.  Our definitions of non-GAAP measures may not be comparable to the definitions used by other companies, and we encourage you to review and understand all our financial reporting before making any investment decision.

Investor Contact:	Media Contact:
Steve Somers, CFA	Jonathan Mudd
Vice President, Corporate Development &	jmudd@rosettastone.com
Investor Relations	571-357-7148
ssomers@rosettastone.com
703-387-5876

Source: Rosetta Stone Inc.

ROSETTA STONE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$55,974	$98,825
Restricted cash	50	12,424
Accounts receivable (net of allowance for doubtful accounts of $1,542 and $1,000, respectively)	44,932	60,342
Inventory	8,416	6,639
Prepaid expenses and other current assets	13,257	12,294
Income tax receivable	947	197
Total current assets	123,576	190,721

Property and equipment, net	23,350	17,766
Goodwill	78,560	50,059
Intangible assets, net	39,610	29,006
Other assets	3,317	3,224
Total assets	$268,413	$290,776

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,740	$10,326
Accrued compensation	11,461	16,380
Obligations under capital lease	667	256
Other current liabilities	33,497	41,936
Deferred revenue	68,861	67,173
Total current liabilities	126,226	136,071

Deferred revenue	12,681	11,684
Deferred income taxes	10,548	9,022
Obligations under capital lease	4,092	217
Other long-term liabilities	2,369	2,539
Total liabilities	155,916	159,533

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 and 10,000 authorized; zero and zero shares issued and outstanding March 31, 2014 and December 31, 2013, respectively	—	—
Non-designated common stock, $0.00005 par value, 190,000 and 190,000 shares authorized, 22,832 and 22,588 shares issued and 21,832 and 21,588 shares outstanding at March 31, 2014 and December 31, 2013, respectively	2	2
Additional paid-in capital	172,982	171,123
Accumulated loss	(49,533)	(29,292)
Accumulated other comprehensive income	481	845
Treasury stock, at cost, 1,000 shares at March 31, 2014 and 1,000 shares at December 31, 2013	(11,435)	(11,435)
Total stockholders’ equity	112,497	131,243
Total liabilities and stockholders’ equity	$268,413	$290,776

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31,
	2014	2013
		(As Adjusted)*
Revenue:
Product	$32,371	$37,592
Subscription and service	28,394	26,332
Total revenue	60,765	63,924

Cost of revenue:
Cost of product revenue	7,824	6,940
Cost of subscription and service revenue	4,347	3,324
Total cost of revenue	12,171	10,264

Gross profit	48,594	53,660

Operating expenses
Sales and marketing	39,096	37,273
Research and development	8,773	7,357
General and administrative	16,054	12,588
Goodwill impairment	2,199	—
Lease abandonment	3,571	793
Total operating expenses	69,693	58,011

Loss from operations	(21,099)	(4,351)

Other income and (expense):
Interest income	5	41
Interest expense	(56)	(45)
Other income (expense)	226	419
Total other income	175	415

Loss before income taxes	(20,924)	(3,936)
Income tax (benefit) provision	(683)	968

Net loss	$(20,241)	$(4,904)

Net loss per share:
Basic	$(0.96)	$(0.23)
Diluted	$(0.96)	$(0.23)

Common shares and equivalents outstanding:
Basic weighted average shares	21,125	21,360
Diluted weighted average shares	21,125	21,360

* Certain amounts have been adjusted for the restrospective change in accounting principle for sales commissions.

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2014	2013
		(As Adjusted)*

Cash Flows From Operating Activities:
Net loss	$(20,241)	$(4,904)
Adjustments to reconcile net loss to cash used in operating activities, net of business acquisitions:
Stock-based compensation expense	1,406	1,668
Bad debt expense	957	(238)
Depreciation and amortization	3,434	2,372
Deferred income tax provision (benefit)	(756)	289
Loss on disposal of equipment	106	141
Goodwill impairment	2,199	—
Net change in:
Restricted cash	60	32
Accounts receivable	17,916	11,135
Inventory	(1,034)	(746)
Prepaid expenses and other current assets	(213)	(2,446)
Income tax receivable	(639)	413
Other assets	62	105
Accounts payable	512	(209)
Accrued compensation	(8,123)	(6,412)
Other current liabilities	(9,461)	(4,253)
Excess tax benefit from stock options exercised	—	—
Other long-term liabilities	(172)	371
Deferred revenue	358	(2,953)
Net cash used in operating activities	(13,629)	(5,635)

Cash Flows From Investing Activities:
Purchases of property and equipment	(1,366)	(2,528)
Decrease in restricted cash related to Vivity Labs acquisition	12,314	—
Acquisitions, net of cash acquired	(40,161)	—
Net cash used in investing activities	(29,213)	(2,528)

Cash Flows From Financing Activities:
Proceeds from the exercise of stock options	454	349
Payments under capital lease obligations	(61)	(193)
Net cash provided by financing activities	393	156

Decrease in cash and cash equivalents	(42,449)	(8,007)

Effect of exchange rate changes in cash and cash equivalents	(402)	(872)

Net decrease in cash and cash equivalents	(42,851)	(8,879)

Cash and cash equivalents—beginning of period	98,825	148,190

Cash and cash equivalents—end of period	$55,974	$139,311

* Certain amounts have been adjusted for the restrospective change in accounting principle for sales commissions.

ROSETTA STONE INC.

Reconciliation of GAAP Net Loss to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended
	March 31,
	2014	2013
		(As Adjusted)*

GAAP net loss	$(20,241)	$(4,904)
Interest (income)/expense, net	51	4
Income tax (benefit) expense	(683)	968
Depreciation and amortization	3,372	1,757
Depreciation related to restructuring	62	615
Goodwill impairment	2,199	—
Stock-based compensation	1,406	1,668
Other EBITDA adjustments	8,006	2,088
Change in deferred revenue	475	(3,553)
Change in deferred commission	(1,377)	213
Adjusted EBITDA**	$(6,730)	$(1,144)

* Certain amounts have been adjusted for the retrospective change in accounting principle for sales commissions.

** Adjusted EBITDA is GAAP net income or loss plus interest income and expense, income tax benefit and expense, depreciation, amortization, goodwill impairment, and stock-based compensation expenses, plus the change in deferred revenue excluding increases in deferred revenue from acquisitions less the change in deferred commissions. Adjusted EBITDA excludes the change in deferred commissions, any items related to the litigation with Google Inc., restructuring and related wind down costs, severance costs, and transaction and other costs associated with mergers and acquisitions. Adjusted EBITDA for prior periods has been revised to conform to the current definition.

Rosetta Stone Inc.

Business Metrics

(in thousands)

	Quarter-Ended					Quarter-Ended
	3/31/13	6/30/13	9/30/13	12/31/13	2013	3/31/14
Net Bookings by Market

North America Consumer	41,303	39,321	38,629	52,620	171,873	36,141
Rest of World Consumer	8,310	6,879	7,471	7,300	29,960	6,817
Worldwide Consumer	49,613	46,200	46,100	59,920	201,833	42,958

Global Enterprise and Education	10,758	16,883	24,594	24,067	76,302	18,282
Total	60,371	63,083	70,694	83,987	278,135	61,240

YoY Growth (%)
North America Consumer	-1%	5%	-9%	-9%	-4%	-12%
Rest of World Consumer	-34%	-15%	-29%	-27%	-27%	-18%
Worldwide Consumer	-9%	2%	-13%	-12%	-8%	-13%

Global Enterprise and Education	-2%	-4%	27%	47%	18%	70%
Total	-8%	0%	-2%	0%	-2%	1%

% of Total Net Bookings
North America Consumer	68%	62%	55%	63%	62%	59%
Rest of World Consumer	14%	11%	10%	9%	11%	11%
Worldwide Consumer	82%	73%	65%	71%	73%	70%

Global Enterprise and Education	18%	27%	35%	29%	27%	30%
Total	100%	100%	100%	100%	100%	100%

Revenue by Market

North America Consumer	41,385	39,934	38,699	53,998	174,016	36,214
Rest of World Consumer	8,570	7,478	7,165	7,207	30,420	6,669
Worldwide Consumer	49,955	47,412	45,864	61,205	204,436	42,883

Global Enterprise and Education	13,969	14,727	15,008	16,505	60,209	17,882
Total	63,924	62,139	60,872	77,710	264,645	60,765

YoY Growth (%)
North America Consumer	-4%	8%	-3%	2%	1%	-12%
Rest of World Consumer	-30%	-7%	-28%	-29%	-24%	-22%
Worldwide Consumer	-10%	5%	-8%	-3%	-4%	-14%

Global Enterprise and Education	-1%	-7%	4%	5%	0%	28%
Total	-8%	2%	-5%	-1%	-3%	-5%

% of Total Revenue
North America Consumer	65%	64%	64%	69%	66%	60%
Rest of World Consumer	13%	12%	11%	9%	11%	11%
Worldwide Consumer	78%	76%	75%	79%	77%	71%

Global Enterprise and Education	22%	24%	25%	21%	23%	29%
Total	100%	100%	100%	100%	100%	100%

Prior period data has been modifed where applicable to conform to current presentation for comparative purposes. Immaterial rounding differences may be present in this data in order to conform to Financial Statement totals.

5

	Quarter-Ended					Quarter-Ended
	3/31/13	6/30/13	9/30/13	12/31/13	2013	3/31/14
Unit Metrics

Product Unit Volume (thousands)	141.8	148.6	157.7	233.5	681.6	132.6
Paid Online Learners (thousands)	80.6	85.1	88.6	94.1	94.1	100.4

YoY Growth (%)
Product Units	-1%	15%	8%	11%	8%	-6%
Paid Online Learners	95%	75%	54%	38%	38%	25%

Average Net Revenue Per Unit ($)
Average Net Revenue per Product Unit	$312	$275	$250	$234	$263	$273
Average Net Revenue per Online Learner (monthly)	$26	$25	$24	$23	$25	$22

YoY Growth (%)
Average Net Revenue per Product Unit	-15%	-14%	-20%	-15%	-16%	-13%
Average Net Revenue per Online Learner	-7%	-6%	-1%	-5%	-3%	-15%

# of Kiosks (end of period)

North America	56	—	—	—	—	—
Europe	—	—	—	—	—	—
Asia Pacific	22	20	9	3	3	—
Total # of Kiosks (end of period)	78	20	9	3	3	—

Revenues by Geography

United States	52,791	52,163	51,013	67,485	223,451	49,410
International	11,133	9,976	9,859	10,226	41,194	11,355
Total	63,924	62,139	60,872	77,710	264,645	60,765

Revenues by Geography (as a %)
United States	83%	84%	84%	87%	82%	81%
International	17%	16%	16%	13%	18%	19%
Total	100%	100%	100%	100%	100%	100%

Prior period data has been modifed where applicable to conform to current presentation for comparative purposes. Immaterial rounding differences may be present in this data in order to conform to Financial Statement totals.

6